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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-48108, 33-48110, 33-61792, 333-21109, 33-74692, 333-53623, 333-80033, 333-72549, 333-90304, 333-90306, 333-90308, 333-125182, 333-152298, and 333-175122 on Form S-8 of our reports dated April 1, 2014, relating to the consolidated financial statements of The Men's Wearhouse, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 1, 2014.

                      /s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 1, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM